EXHIBIT 99.1


                     Farmstead Telephone Group Receives
                              Notice from AMEX

      EAST HARTFORD, Conn., November 14, 2005 -- Farmstead Telephone Group, Inc. (AMEX:FTG) announced today that it has received notice from the American Stock Exchange ("AMEX") that the Company no longer complies with the AMEX's continued listing standards due to its failure to maintain stockholders' equity of at least $4 million, as set forth in Section 1003
(a) (ii) of the AMEX Company Guide, and that its securities are, therefore, subject to being delisted from the AMEX. The Company was previously granted an eighteen month period to regain compliance with this standard, and such compliance period ended as of November 7, 2005. The Company plans to appeal this determination by the AMEX and to request a hearing before an AMEX panel.

The Company also announced that on October 31, 2005 the Company entered into an agreement with a leading New York-based investment banking firm, which has agreed to act as the lead placement agent for an immediate private offering of securities on a "best efforts" basis and to be the managing underwriter for a possible secondary public offering of common stock on a "firm-commitment" basis planned for sometime in 2006.

Jean-Marc Stiegemeier, Farmstead's Chairman and CEO, said "we are currently in the process of soliciting shareholder approval for one or a series of private and public offerings which would provide sufficient capital to allow us to satisfy our continued listing requirements and fund the continuing buildout of our new IP telephony business. We believe that we can obtain shareholder approval and complete a private offering prior to the end of the appeal period specified by the Amex."

      To listen to an interview with Jean-Marc Stiegemeier, CEO of Farmstead Telephone Group, in which he provides a business update and comments on the AMEX notice, please visit http://www.runonideas.com/execUpdate.asp?symbol=FTG&id=11142005.

About One IP Voice
One IP Voice, a wholly owned subsidiary of Farmstead Telephone Group, provides carrier-based Hosted IP Telephony solutions along with Network Services. The primary target of the One IP Voice offering will be to the Small to Medium Businesses (SMB) market for the under 200-employee businesses. The facilities-based One IP Voice offering will include Hosted IP Centrex and IP Trunking services, bundled with private One IP Voice "Last Mile" connectivity on a national basis, long distance calling, On Net calling, local area calling, 911 capabilities and Wide Area Network ((WAN) voice and data connectivity. One IP Voice will also offer a consumer VoIP product.

About Farmstead Telephone Group, Inc.
Farmstead Telephone Group, Inc. is an Avaya Inc. Platinum Business Partner, selling, installing and maintaining Avaya business communications products nationwide. Further information about Farmstead Telephone may be found at http://www.farmstead.com.

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Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.

Contact:

Investor Contact:
    Alex Lewis or Dave Gentry
    Aurelius Consulting Group
    407-644-4256
    info@aurcg.com
    http://www.runonideas.com

    Mel Lipes, Farmstead Telephone Group
    860-610-6005
    mlipes@farmstead.com


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